                                                                  EXHIBIT 10.32


February 5, 2003


Dear Samuel Hensley:

Quality Distribution, Inc. (the "Company") and you (the "Employee") have entered in this Letter Agreement under the following terms and conditions:

1. You will hold the position of Senior Vice President & Chief Financial Officer at an annual salary of $195,000, which will be subject to annual review by Senior Management.

2. This Letter Agreement will commence as of the Effective Time, (defined as the date this document is signed), and continue until the second anniversary of the date hereof and year to year thereafter, unless either party provides written notice at least 90 days prior to the end of the term or the applicable renewal year. If the Company provides such notice, you shall be entitled to receive your then current base salary for twelve months after the end of the term and you shall be entitled during such time to the continuation of health, medical and other benefits.

3. Notwithstanding anything else herein, the Company reserves the right to terminate your employment at any time with or without "cause" (as defined below) and you reserve the right to terminate your employment with "good reason" (as defined below), provided that if the Company terminates your employment without "cause" or you terminate your employment with "good reason" the Company will pay you your then current base salary for twelve months after such termination and you will be entitled during such time to the continuation of health, medical and other benefits. If the Company terminates your employment for "cause" or you terminate your employment other than for "good reason" you shall not be entitled to any further payments (except for any accrued but unpaid amounts due) or benefits, effective immediately upon such termination.

4. You agree to be bound by the Non-Compete Covenant set forth on Exhibit A, which is incorporated by reference herein.

5. You agree to be bound by the Restrictive Covenant Agreement set forth on Exhibit B, which is incorporated by reference herein.

6. For purposes of this letter agreement "cause" means (i) a good faith finding by Management of the Company of your failure to satisfactorily perform your assigned duties for the Company as a result of your material dishonesty, gross negligence or intentional misconduct or (ii) your conviction of, or the entry of a pleading of guilty or nolo contendere by you to, any crime involving moral turpitude or any felony or (iii) poor performance measured against specific written goals as agreed to by the CEO and CFO and confirmed by the Compensation Committee of the Board. The employee will be given written notice of said poor performance and afforded a 90-day period to demonstrate improved performance. For purposes of this letter agreement "good reason" means a material diminution in your duties and responsibilities caused by the Company, a material breach by the Company of its compensation and benefits obligations under this letter agreement.

7. If you voluntarily transfer to another position outside of the position Senior Vice President & Chief Financial Officer you will eliminate any right you may have under this agreement.

8. This agreement shall terminate automatically upon your death or long-term disability. Any termination hereof by reason of your death or disability shall terminate your right to receive further payments hereunder, except for any accrued and unpaid amounts due. Nothing in this Paragraph shall, however, limit or eliminate any right you may have under life insurance, disability or other benefits provided to you during your employment.

9. The Employee agrees that he/she shall cooperate with the Company in the future should the Company need information, testimony or other material relating to the Employee's employment with the Company. The Company agrees to reimburse the Employee for expenses incurred or loss suffered as a result of providing such cooperation.

10. A change of control does not constitute diminution of duties and will not invoke the agreement.

This Letter Agreement embodies the entire understanding between the parties and shall supersede all prior understandings and agreements with respect to the subject matter hereof. The parties agree that this Letter Agreement shall be governed in accordance with the laws of the State of Florida.

If you are in agreement with the foregoing, please execute this Letter Agreement below and cause it to be delivered to the Company at the address set forth above.

Very truly yours,



Thomas L. Finkbiner

                                             Acknowledged and agrees as of
                                             the date first above written:



                                             ---------------------------------
                                             Samuel Hensley